Exhibit 24 (a) 3

                      POWER OF ATTORNEY


      The  undersigned, as Controller of Central  and  South
West   Corporation   (the  "Corporation"),   hereby   makes,
constitutes and appoints E. R. Brooks and Glenn Rosilier, and each of them severally, her true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned, in any and all capacities, the Corporation's Annual Report on Form 10-K for 1994 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact, and agents, and each of them, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 16th day of January, 1995.



                              Wendy G. Hargus
                              Controller






      Subscribed and sworn to before me this 16th day of January, 1995 by Wendy G. Hargus.

                              Frederic L. Frawley
                              Notary Public

My Commission Expires:
December 3, 1998